Exhibit 99.1

Allied Nevada Receives Positive Record of Decision for the Hycroft Heap Leach Expansion Environmental Impact Statement

August 15, 2012 | Reno, Nevada - Allied Nevada Gold Corp. (“Allied Nevada” or the “Company”) (TSX: ANV; NYSE MKT:ANV) is pleased to announce that it received a positive record of decision from the United States Bureau of Land Management (“BLM”) authorizing the amended Plan of Operations for the heap leach expansion at its wholly owned Hycroft mine located near Winnemucca, NV. This approval, which allows for expanded mining areas, construction and operation of the large north and south leach pads and associated infrastructure, will more than support the current life of mine heap leach reserve. Construction of the north and south leach pads will add more than 25 million square feet of leach pad space to the current leach pad capacity. Expanded mining areas include larger pits at Brimstone and Cut-5, mining of the Bay and Central pits and excavation of the area where the mill will be located. Infrastructure upgrades such as expanded Merrill-Crowe plant capacity and refinery, additional Merrill-Crowe plants for future processing requirements and other infrastructure required to support the increased mining and equipment fleet are also allowed with this approval. We anticipate receipt of the approvals required for mill construction and associated infrastructure in the first quarter of 2013.

“We are very pleased to have cleared this major permitting hurdle in such a smooth and timely fashion,” commented Deborah Lassiter, Vice President, Corporate Environmental Affairs. “The BLM has been very responsive and diligent in carrying out this process.”

In addition, the air quality permit to install the crushing components and operate when complete was recently received. The components of the crusher have begun arriving on site. With the completion of excavation for the gyratory crushing system completed, foundation work will now commence. We anticipate the gyratory crusher will be operational on schedule in the second half of 2013.

For further information on Allied Nevada, please contact:

Scott Caldwell	Tracey Thom
President & CEO	Vice President, Investor Relations
(775) 358-4455	(775) 789-0119

or visit the Allied Nevada website at www.alliednevada.com.

Cautionary Statement Regarding Forward Looking Information

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, the U.S. Securities Exchange Act of 1934 (and the equivalent under Canadian securities laws) and the Private Securities Litigation Reform Act, that are intended to be covered by the safe harbor created by such sections. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. Such forward-looking statements include, without limitation, statements regarding the results and indications of exploration drilling currently underway at Hycroft; delays in processing gold and silver, the potential for confirming, upgrading and expanding gold and silver mineralized material at Hycroft; reserve and resource estimates and the timing of the release of updated estimates; estimates of gold and silver grades; anticipated costs, project economics, the realization of expansion and construction activities and the timing thereof and other statements that are not historical facts. Forward-looking statements address activities, events or developments that Allied Nevada expects or anticipates will or may occur in the future, and are based on current expectations and assumptions. Although Allied Nevada management believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, risks that Allied Nevada’s exploration and property advancement efforts will not be successful; risks relating to fluctuations in the price of gold and silver; the inherently hazardous nature of mining-related activities; uncertainties concerning reserve and resource estimates; uncertainties relating to obtaining approvals and permits from governmental regulatory authorities; and availability and timing of capital for financing the Company’s exploration and development activities, including the uncertainty of being able to raise capital on favorable terms or at all; as well as those factors discussed in Allied Nevada’s filings with the U.S. Securities and Exchange Commission (the “SEC”) including Allied Nevada’s latest Annual Report on Form 10-K and its other SEC filings (and Canadian filings) including, without limitation, its latest Quarterly Report on Form 10-Q (which may be secured from us, either directly or from our website at www.alliednevada.com or at the SEC website www.sec.gov). The Company does not intend to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable securities laws.

Positive Record of Decision Received – Heap Leach Expansion | 2